As filed with the Securities and Exchange Commission on June 25, 1997

								Registration No.  333-18381



SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
______________________________


HARBOR FLORIDA BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware                         6712                            65-0737675
(State or other jurisdiction Primary Standard Industrial     I.R.S. Employer
of incorporation or          Classification Code Number)   Identification No.
organization)


100 S. Second Street
Fort Pierce, Florida  34950
(561) 461-2414
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Michael J. Brown, Sr.
100 S. Second Street
Fort Pierce, Florida  34950
(561) 461-2414

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Raymond J. Gustini, Esq.
Peabody & Brown
1255 23rd St., N.W., Suite 800
Washington, D.C. 20037
(202) 973-7700



Approximate date of commencement of proposed sale to public:

As soon as practicable after this Registration Statement becomes effective.


If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: X



CALCULATION OF REGISTRATION FEE(3)


Title of each                    Proposed       Proposed
class of                          Maximum       Maximum
securities to     Amount to be  Offering Pric   Aggregate        Amount of
be Registered     Registered(1)  Per Unit (2)   ffering Price(2) Registration
Fee

Common Stock,
$0.01 par value
per share        4,937,187         $32.75     $161,692,874.25     $48,998

 (1)	Based on the maximum number of shares to be issued in respect of the same number of shares of Harbor Federal Savings Bank common stock outstanding upon the consummation of the Reorganization described herein.

(2)	Estimated solely for purposes of determining the registration fee and based, in accordance with Rule 457(f)(1), upon the average of the prices of common stock of Harbor Federal Savings Bank as reported by the NASDAQ on December 18, 1996.

(3)	Previously paid.



SIGNATURES

	Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the city of Fort Pierce, state of Florida, on June 25, 1997.



							HARBOR FLORIDA BANCORP, INC.


							By:/s/ Michael J. Brown

							Michael J. Brown
							President and Chief Executive
							Officer


	Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



NAME
TITLE
DATE









/s/Bruce R. Abernethy, Sr.      Vice Chairman of the Board       June 25, 1997
                                and Director

/s/Michael J. Brown, Sr.        President and Chief Executive    June 25, 1997
                                Officer and Director

/s/Richard K. Davis             Director                         June 25, 1997

/s/Edward G. Enns               Chairman of the Board and        June 25, 1997
                                Director

/s/Frank H. Fee III             Director                         June 25, 1997

/s/Richard B. Hellstrom         Director                         June 25, 1997

/s/Richard N. Bird              Director                         June 25, 1997

/s/Don W. Bebber                Senior Vice President,           June 25, 1997
                                Finance


 INDEX TO EXHIBITS


EXHIBIT NO.                      EXHIBIT NAME




2* Agreement and Plan of Reorganization dated as of November 27, 1996 between Harbor Federal Savings Bank, Harbor Florida Bancorp, Inc. and Interim Harbor Federal Savings Bank


3(a)*                            Certificate of Incorporation of Bancorp

3(b)*                            Bylaws of Bancorp

5(a)                             Opinion of Peabody & Brown

10(a)*                           Employment Agreement of Michael J. Brown,
                                 Sr.

10(b)*                           Harbor Federal Savings Bank 1993
                                 Incentive Stock Option Plan

10(c)*                           Harbor Federal Savings Bank Stock Option
                                 Plan for Nonemployee Directors

10(d)*                           Harbor Federal Savings Bank Recognition
                                 and Retention Plan

10(e)* Harbor Federal Savings Bank Outside Directors' Recognition and Retention Plan

24(a)                            Consent of Peabody & Brown
_____________________

*  Previously Filed